Exhibit 99.1 news release

Ovintiv Announces Closing of NuVista Energy Acquisition

DENVER, February 3, 2026 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) announced today that it has completed its acquisition of all of the common shares ("NuVista Shares") of NuVista Energy Ltd. (TSX: NVA) (“NuVista”) in a cash and stock transaction valued at $2.7 billion.

The acquisition is expected to add approximately 930 net 10,000-foot equivalent well locations, and approximately 140,000 net acres (approximately 70% undeveloped) in the core of the oil-rich Alberta Montney. Full year 2026 production from the acquired assets is expected to average approximately 100 MBOE/d (approximately 25 thousand barrels per day ("Mbbls/d") of oil and condensate). The assets are directly adjacent to Ovintiv's current operations and include access to processing and downstream infrastructure with significant available capacity.

“These top decile rate of return assets in the heart of the Montney oil window are an exceptional fit with our existing acreage and infrastructure,” said Ovintiv President and CEO, Brendan McCracken. “The team at NuVista did a great job building these assets and we are excited to apply our industry-leading expertise to the combined position. We expect to generate cost synergies of approximately $100 million annually, including per well cost savings of approximately $1 million, consistent with our current Montney well costs.” McCracken continued, “The combination of this transaction with the planned divestiture of our Anadarko assets, will streamline and high-grade our portfolio, help us to meet or exceed our debt target, and uniquely position us with significant inventory duration in the two most valuable oil plays in North America, the Permian and the Montney.”

Ovintiv plans to issue its full year and first quarter 2026 guidance with the release of its fourth quarter and full year 2025 results on February 23, 2026.

The transaction was supported by over 99% of the votes cast, with approximately 64% of NuVista shareholders ("NuVista Shareholders") participating in the vote.

Pursuant to the transaction, NuVista Shareholders were entitled to elect to receive: (i) $18.00 (CAD) in cash per NuVista Share (the "Cash Consideration"); (ii) 0.344 of a share in the common stock of Ovintiv per NuVista Share (the "Share Consideration"); or (iii) a combination of Cash Consideration and Share Consideration for their NuVista Shares, subject to rounding and proration based on a maximum aggregate Cash Consideration of approximately $1.57 billion (CAD) and a maximum aggregate Share Consideration of approximately 30.1 million Ovintiv Shares. NuVista Shareholders who did not make a valid election prior to the election deadline, were deemed to have elected to receive Cash Consideration with respect to 50% of their NuVista Shares and Share Consideration with respect to 50% of their NuVista Shares.

In confirmation of the preliminary results announced on January 23, 2026, the final results of the consideration elections are as follows:

i.	NuVista Shareholders who elected to receive Cash Consideration in respect of all of their NuVista Shares, will receive 100% of their total consideration as Cash Consideration;
ii.

NuVista Shareholders who elected to receive Share Consideration in respect of all of their NuVista Shares, will receive approximately 58% of their total consideration as Share Consideration and approximately 42% as Cash Consideration; and

iii.

NuVista Shareholders who did not make a valid election prior to the Election Deadline or who elected to receive 50% Cash Consideration and 50% Share Consideration in respect of their NuVista Shares, will receive approximately 71% of their total consideration as Cash Consideration and approximately 29% as Share Consideration.

The NuVista Shares are expected to be delisted by the Toronto Stock Exchange (“TSX”) within a few trading days following closing.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and the Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

The Ovintiv shares issued by the Company in the acquisition of NuVista are listed on the New York Stock Exchange and have been conditionally approved for listing on the TSX. In obtaining TSX listing approval, the Company has relied on the “Eligible Interlisted Issuer” exemption from TSX rules under section 602.1 of the TSX Company Manual.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases such as "anticipates," "believes," "continue," "could," "estimates," "expects," "focused on," "forecast," "guidance," "intends," "maintain," "may," "opportunities," "outlook," "plans," "potential," "strategy," "targets," "will," "would" and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: the anticipated synergies and benefits of the NuVista acquisition to Ovintiv and its shareholders, including expectations that the acquisition will add approximately 930 net 10,000‑foot equivalent well locations and roughly 140,000 net acres to Ovintiv’s Montney operations and that production from the acquired assets will average approximately 100 MBOE/d in 2026; expectations that the acquisition will generate cost synergies and support achievement of Ovintiv’s debt target; the planned divestiture of the Anadarko assets; the expected delisting of the common shares of NuVista; and the timing for Ovintiv’s full year and first quarter 2026 guidance.

The forward-looking statements provided in this news release are based upon a number of material factors and assumptions that Ovintiv has made in respect thereof as of the date of this news release, including, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate completed acquisitions (including the Montney transaction described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company's ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein. Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.

All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this new release could also have material adverse effects on forward-looking statements.

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Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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